TRANSFER AGENCY AND REGISTRAR AGREEMENT

AGREEMENT, dated as of June 1, 2008, by and among by and among Munder Series Trust (“MST”) and Munder Series Trust II (“MST II”), each on behalf of their respective series, and PFPC Inc. (“Transfer Agent” or “PFPC”), a Massachusetts corporation.

WITNESSETH

WHEREAS, MST and MST II are each registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, MST is a Delaware statutory trust and MST II is a Massachusetts business trust authorized to issue shares in multiple series as set forth in Schedule A, as may be amended from time to time (each, a “Fund” and, collectively, the “Funds”);

WHEREAS, the parties or their predecessors in interest entered into a Combined Transfer Agency and Registrar Agreement dated as of June 13, 2003, as amended, which expires on June 1, 2008; and

WHEREAS, the parties desire to enter into this new Agreement, effective June 1, 2008.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, MST, MST II and the Transfer Agent agree as follows:

1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) “Declaration of Trust” shall mean the Declaration of Trust of MST or MST II, as applicable, as the same may be amended from time to time.

(b) “Account Inquiry” shall mean any access to the Transfer Agent’s recordkeeping system via Internet Account Services initiated by an End-User.

(c) “Authorized Person” shall be deemed to include any person, whether or not such person is an officer or employee of the Funds duly authorized to give Oral Instructions or Written Instructions on behalf of the Funds, as indicated in a certificate furnished to the Transfer Agent pursuant to Section 4(c) hereof as may be received by the Transfer Agent from time to time.

(d) “Board of Trustees” shall mean the Board(s) of Trustees of MST and/or MST II.

(e) “Commission” shall mean the Securities and Exchange Commission.

(f) “Custodian” refers to any custodian or sub-custodian of securities and other property which the Funds may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

(g) “End-User” shall mean any Shareholder that accesses the Transfer Agent’s recordkeeping system via Internet Account Services.

(h) “Financial Planner” shall mean any investment advisor, broker-dealer, financial planner or any other person authorized to act on behalf of a Shareholder.

(i) “Financial Transaction” shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User.

(j) “Fund Home Page” shall mean the Funds’ proprietary web site on the Internet used by the Funds to provide information to their Shareholders and potential Shareholders.

(k) “Funds” shall mean the entities executing this Agreement, and each portfolio listed on Exhibit 1 or hereafter created and made subject to this Agreement in accordance with Section 17, collectively.

(l) “Internet Account Services” shall mean the Transfer Agent’s proprietary system consisting of the Secure Net Gateway and the Web Transaction Engine.

(m) “Internet” shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

(n) “1940 Act” shall mean the Investment Company Act of 1940, as amended.

(o) “Oral Instructions” shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person.

(p) “Prospectus” shall mean the most recently dated Prospectuses and Statements of Additional Information of each of the Funds, including any supplements thereto if any, which have become effective under the Securities Act of 1933, as amended (“1933 Act”) and the 1940 Act.

(q) “Secure Net Gateway” shall mean the system of computer hardware and software and network established by the Transfer Agent to provide access between the Transfer Agent’s recordkeeping system and the Internet.

(r) “Shares” refers collectively to such shares of capital stock or beneficial interest, as the case may be, of each of the Funds as may be issued from time to time and, if a Fund is a closed-end or a series Fund, as such terms are used in the 1940 Act any other classes or series of stock or shares of beneficial interest that may be issued from time to time.

(s) “Shareholder” shall mean a holder of shares of capital stock or beneficial interest or any other class or series of a Fund.

(t) “Web Transaction Engine” shall mean the system of computer hardware and software created and established by the Transfer Agent in order to enable Shareholders of the Funds to utilize the Internet to access Fund information and perform account inquiries and transactions.

(u) “Written Instructions” shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

2. Appointment of the Transfer Agent. The Funds hereby appoint and constitute the Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Funds and as shareholder servicing agent for the Funds. The Transfer Agent accepts such appointments and agrees to perform the duties hereinafter set forth. PFPC shall be under no duty to take any action hereunder on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by PFPC and the Funds in a written amendment hereto. PFPC shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Funds or by any other third party service provider to the Funds.

3. Compensation.

(a) The Funds will compensate or cause the Transfer Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. The Transfer Agent will transmit an invoice to the Funds as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule A, and the Funds will pay to the Transfer Agent the amount of such invoice within thirty (30) days after the Funds’ receipt of the invoice.

(b) In addition, the Funds agree to pay, and will be billed separately for, out-of-pocket expenses incurred by the Transfer Agent in the performance of its duties hereunder, subject, in the case of banking service fees (as described in Section 8 of Schedule C hereto), to the balance credit offset provided for by said Section 8 of Schedule C. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by the Transfer Agent upon mutual consent of the parties hereto. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Transfer Agent in the performance of its obligations hereunder. Reimbursement by the Funds for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable but no later than 15 days after the receipt of an itemized bill from the Transfer Agent.

(c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A, a revised fee schedule executed and dated by the parties hereto.

(d) All compensation payable under this Agreement shall be adjusted in accordance with any applicable penalties or awards as specified in Schedule D annexed hereto and incorporated herein.

(e) The undersigned hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Funds in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Funds relating to the Agreement, and the investment earnings, balance credits and other payments described at Section 8 of Schedule C hereto, have been fully disclosed to the Board of Trustees of the Funds and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(f) No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, PFPC’s right to receive payment of its fees and charges for services actually performed hereunder, and Customer’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

4. Documents. In connection with the appointment of the Transfer Agent, upon request by the Transfer Agent, the Funds shall deliver or cause to be delivered to the Transfer Agent the following documents:

(a) If applicable, specimens of the certificates for Shares of the Funds;

(b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Funds;

(c) A signature card bearing the signatures of any officer of the Funds or other Authorized Person who will sign Written Instructions or is authorized to give Oral Instructions;

(d) A certified copy of the Declarations of Trust of MST and MST II, as amended;

(e) A certified copy of the By-laws of MST and MST II, as amended;

(f) A copy of the resolution of the Boards of Trustees authorizing the execution and delivery of this Agreement;

(g) A certified list prepared by the predecessor transfer agent of Shareholders of the Funds with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Funds held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of Shares redeemed by the Funds; and

(h) An opinion of counsel for the Funds with respect to the validity of the Shares and the status of such Shares under the 1933 Act.

5. Further Documentation. The Funds will also furnish the Transfer Agent upon request, copies of the following documents promptly after the same shall become available:

(a) Each resolution of the Board of Trustees authorizing the issuance of Shares;

(b) Any registration statements filed on behalf of the Funds and all pre-effective and post-effective amendments thereto filed with the Commission;

(c) A certified copy of each amendment to the Declaration of Trust or the By-Laws of MST and MST II;

(d) Certified copies of each resolution of the Boards of Trustees or other authorization designating Authorized Persons; and

(e) Such other certificates, documents or opinions as the Transfer Agent may reasonably request in connection with the performance of its duties hereunder.

6. Representations of the Funds. Each Fund represents to the Transfer Agent that all of its outstanding Shares are validly issued, fully paid and non-assessable. When Shares of a Fund are hereafter issued in accordance with the terms of its Declaration of Trust and Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

7. Distributions Payable in Shares. In the event that a Board of Trustees shall declare a distribution payable in Shares with respect to a Fund, the Fund shall deliver or cause to be delivered to the Transfer Agent written notice of such declaration signed on behalf of the Fund, by any officer thereof, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying (i) the identity of the Shares involved, (ii) the number of Shares involved, and (iii) that all appropriate action has been taken.

8. Duties of the Transfer Agent. The Transfer Agent shall be responsible for administering and/or performing those functions typically performed by a transfer agent; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus, applicable law and this Agreement including without limitation, those duties specified in Schedule C attached hereto. In addition, the Funds shall deliver to the Transfer Agent all notices issued by the Funds with respect to the Shares in accordance with and pursuant to the Declaration of Trust or By-Laws of MST and MST II, as applicable, or as required by law and shall perform such other specific duties as are set forth in the Declaration of Trust of MST and MST II, as applicable, including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

9. Record Keeping and Other Information.

(a) The Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule C in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All such records shall be the property of the Funds, and shall be available during regular business hours for inspection, copying and use by the Funds. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act. Upon termination of this Agreement, the Transfer Agent shall deliver all such records to the Funds, or such person as the Funds may designate.

(b) Upon reasonable notice by the Funds, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Funds, or any person retained by the Funds as may be necessary for the Funds to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

10. Other Duties. In addition to the duties set forth in Schedule C, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Funds and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A or B and the duties and functions shall be reflected in an amendment to Schedule C, both dated and signed by authorized persons of the parties hereto.

11. Reliance by Transfer Agent; Instructions.

(a) Provided the standard of care in Section 13 has been met, the Transfer Agent will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from a Fund pursuant to Section 4(c). Provided the standard of care in Section 13 has been met, the Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of a Fund and the proper countersignature of the Transfer Agent.

(b) At any time, the Transfer Agent may apply to any Authorized Person of the Funds for Written Instructions and may seek advice from legal counsel for the Funds, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and provided the standard of care in Section 13 has been met, it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Funds or for the Transfer Agent.

(c) Written Instructions requested by the Transfer Agent will be provided by the Funds within a reasonable period of time. In addition, the Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Funds only if said representative is an Authorized Person. The Funds agree that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that failure to so confirm by the Funds shall not impair in any respect the Transfer Agent’s right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Transfer Agent to be an Authorized Person.

(d) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by a Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

12. Acts of God, etc.

(a) The Transfer Agent will not be liable or responsible for delays or errors, including without limitation losses, delays, failure, errors, interruption or loss of data incurred in connection with the 22c-2 Services or the AdvisorCentral Services, by acts of God or by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, acts of terrorism or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

(b) PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC’s own intentional misconduct, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent.

13. Duty of Care and Indemnification.

(a) The Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within commercially reasonable limits to insure the accuracy and completeness of all services performed under this Agreement.

(b) Except to the extent provided otherwise by the last sentence of this Section 13(b), the Funds will indemnify and defend the Transfer Agent and its affiliates, including their respective officers, directors, agents and employees (collectively, the “Indemnified Parties”), against and hold them harmless from any and all losses, claims, damages, liabilities or expenses of any sort or kind (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit or other proceeding (a “Claim”) arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Funds; (ii) upon Oral or Written Instructions; (iii) in reliance on any records or documents received from the Funds or any Agent of the Funds, including the prior transfer agent; (iv) under the terms of this Agreement; and (v) the offer or sale of Shares in violation of any requirement under Federal or State Securities Laws, provided that none of the Indemnified Parties shall be indemnified against any liability to the Funds or to their Shareholders (or any expenses incident to such liability) arising out of the Indemnified Parties’ intentional misconduct, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement. Notwithstanding the foregoing the indemnification obligation of the Funds with respect to any action or thing which the Transfer Agent takes or does or omits to take or do in connection with (i) the SAR/8300 Services (as defined at Section 14(b) below), (ii) the 22c-2 Services (as defined at Section 1(a) of Exhibit 5 to Schedule C hereto), or (iii) the AdvisorCentral Services (as defined at Section 1.3 of Exhibit 6 to Schedule C hereto), shall be determined exclusively by, respectively, Sections 13(c), 13(d) and 13(e) hereof.

(c) Notwithstanding anything to the contrary in the Agreement, the Funds shall indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all charges, expenses, assessments, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees and disbursements) arising directly or indirectly from any action or omission to act of PFPC in connection with the provision of SAR/8300 Services to the Funds under this Agreement. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) under this Section 13(c) caused by PFPC’s or its affiliates’ own intentional misconduct, bad faith, gross negligence or reckless disregard in the performance of the SAR/8300 Services.

(d) The Funds agree to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under the securities laws, rules and regulations of the United States (including SEC Rule 22c-2) or of any state and any foreign country) arising directly or indirectly from any action or omission to act which PFPC takes or fails to take in connection with the provision of 22c-2 Services or arising directly or indirectly from the

Funds’ use or operation of the Third Party Systems or PFPC systems made available for use in connection with the 22c-2 Services or any or the software, firmware, hardware, or network associated therewith which occurs in a manner other than that provided for in the applicable documentation. Notwithstanding the foregoing, neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC’s or its affiliates’ own intentional misconduct, bad faith, gross negligence or reckless disregard in its or their performance of the 22c-2 Services.

(e) The Funds will defend and indemnify PFPC and AdvisorCentral and their affiliates, including their respective officers, directors, agents and employees, against any claim arising in connection with the use by the Funds or its Financial Intermediaries of the Web Portal, other than (i) claims alleging that the Intellectual Property (as defined at Section 8 of Exhibit 6 to Schedule C) or such use violates the property rights of a third party, with the exception of such claims which involve use of the Intellectual Property by the Funds or Financial Intermediaries other than in accordance with the Documentation and applicable terms of use, and (ii) claims arising as a direct result of PFPC’s or AdvisorCentral’s intentional misconduct, bad faith, gross negligence or reckless disregard.

(f) In any case in which the Funds may be asked to indemnify or hold the Transfer Agent harmless, the Funds shall be advised of all pertinent facts concerning the situation in question. The Transfer Agent will notify the Funds promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Funds although the failure to do so shall not prevent recovery by the Transfer Agent except and to the extent the Funds have been prejudiced thereby. The Funds shall have the option to defend the Transfer Agent against any Claim which may be the subject of this indemnification, and, in the event that the Funds so elect, such defense shall be conducted by counsel chosen by the Funds and reasonably satisfactory to the Transfer Agent, and thereupon the Funds shall take over complete defense of the Claim and the Transfer Agent shall sustain no further legal or other expenses in respect of such Claim. The Transfer Agent will not confess any Claim or make any compromise in any case in which the Funds will be asked to provide indemnification, except with the prior written consent of the Funds. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

14. Consequential Damages; Limitation of Liability.

(a) In no event and under no circumstances shall any party under this Agreement be liable to another party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder. For purposes of clarification, fees earned by PFPC and payable by the Funds in accordance with Section 3 and related provisions of this Agreement are not circumstantial or indirect losses and are not barred by this Section 14(a).

(b) Notwithstanding anything in this Agreement to the contrary, Transfer Agent’s cumulative liability to the Funds for all losses, claims, suits, controversies, breaches or damages arising out of or related to the provision of Form 8300 Services, Services Provided in Connection with FinCEN Requests Under USA PATRIOT Act Section 314(a), Suspicious

Activity Report AML Services, and Legal Process Services described in Sections 19, 20, 21 and 22 of Schedule C of this Agreement (collectively, “SAR/8300 Services”), regardless of the form of action or legal theory, shall not exceed the fees received by PFPC for such services during the twelve (12) months immediately prior to the date of such loss or damage.

(c) Notwithstanding anything in this Agreement to the contrary, PFPC shall be liable only for any damages arising out of PFPC’s failure to perform the 22c-2 Services described in Exhibit 5 to Schedule C of this Agreement to the extent such damages arise out of PFPC’s intentional misconduct, bad faith, gross negligence or reckless disregard of such duties. In connection with providing the 22c-2 Services, neither PFPC nor its affiliates shall be liable to the Funds, their shareholders or investors or any agents of the Funds, including its investment advisor(s), for (A) any errors or omissions in any data provided to PFPC by a Financial Intermediary pursuant to a Rule 22c-2 information sharing request, or (B) compliance by the Funds with SEC Rule 22c-2, except to the extent the Funds’ failure to comply is caused by PFPC’s negligence or intentional misconduct. PFPC’s cumulative liability to the Funds for a loss, claim, suit, controversy, breach or damage (collectively, a “Loss”) arising out of or related to the 22c-2 Services and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by PFPC for 22c-2 Services provided hereunder during the twelve (12) months immediately prior to the date of such loss or damage.

(d) Nothwithstanding anything in this Agreement to the contrary, the collective liability of PFPC and its affiliates to the Funds for a Loss arising out of or related to the AdvisorCentral Services and regardless of the form of action or legal theory, shall not exceed the fees received by PFPC during the twelve (12) months immediately prior to the date of such Loss. The Funds acknowledge that this limitation has been taken into account in establishing such fees. In jurisdictions not permitting full enforcement of the foregoing, PFPC’s liability shall be limited to the greatest extent permitted by law.

15. Term and Termination.

(a) Subject to the provisions for termination provided in subparagraphs (b), (c) and (d) of this Section 15, this Agreement shall be effective as of the date first written above with respect to the Funds listed in Exhibit 1 as of such date and shall continue until June 1, 2011. Subject to the provisions for termination provided in subparagraphs (b), (c) and (d) of this Section 15, following the end of the current term, this Agreement shall automatically renew for successive annual terms, unless MST and MST II, as applicable, or the Transfer Agent provides written notice of its intent not to renew. Such notice must be received not less than one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the expiration of the then current term.

(b) The Transfer Agent represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Funds in the event of any material change in its status as a registered Transfer Agent. Should the Transfer Agent fail to be registered with the appropriate Federal agency as a transfer agent at any time during this Agreement, MST and MST II, as applicable, may, on written notice to the Transfer Agent, immediately terminate this Agreement.

(c) The Transfer Agent has committed to perform its duties under this Agreement in a manner consistent with certain performance standards. As more fully described in and subject to such conditions specified in the attached Schedule D, in the event of a Performance Failure, MST or MST II, as applicable, may, on written notice to the Transfer Agent, immediately terminate this Agreement.

(d) If the Transfer Agent breaches its duty of care set forth in Section 13 and such breach is not cured within ninety (90) days after written notice of the breach has been received by the Transfer Agent, MST or MST II, as applicable, may terminate this Agreement, except that (i) a material breach by PFPC of its duty of care with respect to the 22c-2 Services provided for by Section 23 of Schedule C and Exhibit 5 thereto shall entitle MST or MST II, as applicable, solely to terminate the 22c-2 Services if it gives PFPC notice of such breach and PFPC fails to cure such breach within 30 days of receiving the notice, and (ii) a material breach by PFPC of the provisions of Exhibit 6 to Schedule C shall entitle MST or MST II, as applicable, solely to terminate the AdvisorCentral Services if it gives PFPC notice of such breach and PFPC fails to cure such breach within 30 days of receiving the notice.

(e) Upon termination of this Agreement and (unless this Agreement is terminated pursuant to subparagraph (b), (c) or (d) of this Section 14) at the expense of the Funds, the Transfer Agent will deliver to such successor a certified list of shareholders of the Funds (with names and addresses), and all other relevant books, records, correspondence and other records or data of the Funds in the possession of the Transfer Agent, and the Transfer Agent will cooperate with the Funds and any successor transfer agent or agents in the substitution process.

16. Confidentiality & Privacy.

(a) Any party hereto may disclose (the “Disclosing Party”) to another party (the “Receiving Party”) certain non-public information pursuant to this Agreement that the Disclosing Party considers confidential and/or proprietary, including without limitation software machine code or source code, technical processes and formulas, product designs, customer lists, product and business plans, advertising revenues, usage rates, projections, marketing and other data, the terms and provisions of this Agreement, sales, cost, account and other technical, business and financial information, as well as information that the Disclosing Party marks as confidential (“Confidential Information”), which may not be disclosed to any other person without the written consent of the Disclosing Party, except as provided in Section 16(b) to this Agreement. Notwithstanding the foregoing, Confidential Information does not include information (i) already known or rightfully received by the Receiving Party without an obligation of confidentiality, (ii) independently developed by the Receiving Party without use of Disclosing Party’s Confidential Information, or (iii) approved for disclosure in writing by the Disclosing Party; provided, however, the Transfer Agent agrees that it shall not use any Nonpublic Personal Information for any purpose other than performance of its duties or obligations hereunder.

(b) Any Receiving Party shall make use of Confidential Information only for the purposes of this Agreement and shall protect the Disclosing Party’s Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature. The Receiving Party shall disclose Confidential Information only (i) to those of its officers, directors, employees and auditors with a need to know such Confidential Information, (ii) to those sub-contractors, representatives and consultants with a need to know such Confidential Information who are bound by a written agreement with the Receiving Party to confidentiality obligations no less protective of Confidential Information as provided for in this Agreement; or (ii) as requested or required by court order, applicable law or regulation or any regulatory agency or governmental body having jurisdiction over the Receiving Party.

(c) All Confidential Information shall remain the property of the Disclosing Party, and such Confidential Information and any copies thereof, shall be promptly returned to the Disclosing Party upon request (provided such return does not interfere with the performance of any obligations hereunder) or, in connection with a termination of this Agreement, at the Disclosing Party’s sole option, destroyed, in which case the Disclosing Party shall be notified promptly in writing when its Confidential Information has been destroyed; provided, however, PFPC may retain copies of Confidential Information of the Funds that PFPC reasonably determines warranted for regulatory, audit or legal reasons. The furnishing of any Confidential Information between the parties shall not constitute the granting of any right or license to use such Confidential Information except as expressly provided for in this Agreement.

(d) The obligations of the parties under this Section 16 shall survive the termination of this Agreement. The parties further agree that a breach of this Section would irreparably damage the non-disclosing party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision. Without limiting the foregoing, the Transfer Agent agrees on behalf of itself and its nominees, sub-contractors and employees to treat confidentially all records and other information relative to the Funds and their prior, present or potential Shareholders.

(e) The parties agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (“Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation. The Transfer Agent agrees to adopt written policies and procedures that address administrative, technical and physical safeguards for the protection of information of consumers or customers of the Funds. The Transfer Agent agrees that when disposing of consumer report information or any compilation of information derived from a consumer report, the Transfer Agent shall only dispose of such information in a manner which reasonably protects against unauthorized access or use in connection with its disposal.

17. Additional Portfolios. In the event that MST or MST II establishes one or more portfolios in addition to those identified in Exhibit 1 to this Agreement, as amended from time to time, with respect to which the Funds desire to have the Transfer Agent render services as transfer agent under the terms hereof, the Funds shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, Exhibit 1 shall be amended to include such additional portfolios.

18. Amendment. This Agreement may only be amended or modified by a written instrument executed by all parties.

19. Subcontracting. On thirty (30) days prior written notice to the Funds, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC Inc, or The PNC Financial Services Group, Inc., provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of the 1940 Act; (ii) the Transfer Agent and such delegate shall promptly provide such information as the Funds may request, and respond to such questions as the Funds may ask, relative to the delegation, including (without limitation) the capabilities of the delegate; and (iii) the delegation of such duties shall not relieve the Transfer Agent of any of its duties hereunder.

20. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds. Notwithstanding the foregoing, the parties acknowledge the Funds shall retain all ownership rights in Fund data which resides on the PFPC System.

21. Miscellaneous.

(a) Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Funds or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Funds:

The Munder Funds

480 Pierce Street

Birmingham, Michigan 48009

Fax: (248) 644-6361

Attn: Chief Legal Officer

To the Transfer Agent:

PFPC Inc.

4400 Computer Drive

Westborough, Massachusetts 01581

Attention: President

with a copy to: the Transfer Agent’s General Counsel (same address)

(b) Successors. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors.

(c) Governing Law. This Agreement shall be governed exclusively by the laws of the state of Delaware without reference to the choice of law provisions thereof.

(d) Counterparts. This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

(e) Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f) Use of Transfer Agent’s Name. The Funds shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, shareholders’ report, sales literature or other material relating to Funds in a manner not approved prior thereto in writing, provided, that the Transfer Agent need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment and services hereunder or which are required by any Government agency or applicable law or rule.

(g) Use of the Funds’ Names. The Transfer Agent shall not use the names of the Funds or material relating to the Funds on any documents or forms for other than internal use in a manner not approved prior thereto in writing, provided, that the Funds need only receive notice of all reasonable uses of their name, which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by any government agency or applicable law or rule.

(h) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

(i) Entire Agreement; Severability. This Agreement and the Schedules, Exhibits and Attachments attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

(j) Liability of Massachusetts Business Trusts. The name “Munder Series Trust II” refers to the “Trust” created under a Declaration of Trust dated October 30, 1996, as amended. A copy of the Declaration of Trust is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of MST II entered into on behalf of the trust by any of the Trustees, officers, representatives or agents are made not individually, but in such representative capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of that trust personally, but bind only the respective trust property, and all persons dealing with any class of shares of the trust must look solely to the trust property belonging to such class for the enforcement of any claims against that trust.

(k) Separate Agreements. The parties affirm and agree that this Agreement shall be enforced as a separate individual agreement as between the Transfer Agent and each of MST and MST II. Each such trust or corporation shall be responsible only for its assets and liabilities, and nothing in this Agreement shall be interpreted to combine any obligations of, or claims against one trust with those of any other trust.

(l) Survival. Provisions of this Agreement which by their nature address rights and obligations of the parties following a termination of the Agreement or are necessary to the interpretation of such provisions shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

MUNDER SERIES TRUST MUNDER SERIES TRUST II		PFPC INC.

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Michael DeNofrio
Name:	Stephen J. Shenkenberg	Name:	Michael DeNofrio
Title:	VP, Secretary & CCO	Title:	Executive Vice President, Senior Managing Director

Dated: June 1, 2008

Exhibit 1

LIST OF PORTFOLIOS

Munder Series Trust
Institutional Money Market Fund
Liquidity Money Market Fund
Munder Asset Allocation Fund – Balanced
Munder Bond Fund
Munder Cash Investment Fund
Munder Energy Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder International Fund – Core Equity
Munder International Small-Mid Cap Fund
Munder Internet Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Mid-Cap Value Fund
Munder Multi-Cap Growth Fund
Munder Real Estate Equity Investment Fund
Munder S&P® MidCap Equity Index Fund
Munder S&P® SmallCap Equity Index Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Small-Mid Cap 130/30 Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund

1-1

Dated: June 1, 2008

Schedule A

TRANSFER AGENT FEES

1.	FUND PER ACCOUNT AND ASSET BASED FEES:

Per Account Fee:	$11.00 per open non-NSCC Networked account per year
$4.50 per open NSCC Networked account per year
$1.35 per closed account per year (any account closed within a month is considered an open account until the following month)

Asset Based Fees:	3.10 Basis Points up to $2 billion per portfolio
2.50 Basis Points from $2 billion to $5 billion per portfolio
1.50 Basis Points from $5 billion thereafter per portfolio

Annual Minimum:	$10,000.00 per class to a maximum of $50,000 per portfolio

Other Fees:	The Transfer Agent shall collect an annual fee of $15.00 per global account from each shareholder holding an IRA account (excluding Consumer’s Energy Group and certain other groups as agreed to by the Funds and Transfer Agent.)

2.	SYSTEM ENHANCEMENTS:

Client defined system enhancements will be agreed upon by the Transfer Agent and the Funds and billed at a rate of $150.00 per hour. All programming rates are subject to an annual 5% increase after June 1, 2008.

3.	LOST SHAREHOLDER SEARCH/ REPORTING:

$2.75 per account search, to be billed to Munder as fees are incurred by Transfer Agent for this service.

4.	PRINT/MAIL

A.	Print/Mail Fees

OUTPUT DEVELOPMENT

• Implementation Start-Up Fee	$5,000
• Systems Development/Programming Fee	$150.00/HR
• Tech Support/Forms Development	$150.00/HR
• Systems Testing	$85.00/HR

PRINTING / PROCESSING

• Per Confirm/Statement/Page Printing	$0.084
• Per Check Printing	$0.106
• Per Check Issuance	$0.15
• Print Change of Address	$0.010

INSERTING (daily minimums may apply)

• Confirms Machine Inserting per page (includes BRE or CRE)	$0.044 ($50 min)
• Additional Inserts Machine	$0.010
• Confirms Hands Inserting per page (includes BRE or CRE)	$0.075 ($50 min)
• Additional Inserts Hands	$0.074
• Statements Machine Inserting per page (includes BRE or CRE)	$0.055 ($50 min)
• Additional Inserts Machine	$0.010
• Statements Hands Inserting per page (includes BRE or CRE)	$0.082 ($50 min)
• Additional Inserts Hands	$0.084
• Checks Machine Inserting per page	$0.055 ($50 min)
• Additional Inserts Machine	$0.010
• Checks Hands Inserting per page	$0.096 ($50 min)
• Additional Inserts Hands	$0.084
• Machine Intelligent Inserting per page	$0.061
• Hands Intelligent Inserting per page	$0.132
• Dealer Commission Checks or 12B-1 Checks	$0.823 Each ($100 min)

SHIPPING / INVENTORY

• Express mail package service fee (plus actual courier charge)	$3.50
• Inventory dumps / S.K.U	$20.00
• Inventory receipts / S.K.U.	$20.00
• Inventory storage / location / month – per skid	$20.00
• Disaster Recovery Storage	At Cost
• Courier Charge	$15.00
• Shipping Boxes	$0.95 (No CPI Increase)
• Oversized Envelopes	$0.47 (No CPI Increase)

SPECIAL MAILINGS

• Workorder Administration fee	$30.00
• Creation of Zip Disk	$135.00
• ZIP+4 Data Enhancement	$0.010 ($125 min)
• Data Manipulation	$80.00/HR
• Adhoc Programming	$150.00/HR
• Admark & Machine Insert 1 piece into #10 or 6x9	$0.065 ($125 min)
• Additional Machine Insert into #10 or 6x9	$0.0027
• Admark & Machine Insert 1 piece into 9x12	$0.106 ($125 min)
• Additional Machine Insert into 9x12	$0.005
• Admark Only #10, 6x9 or 9x12	$0.04 ($75 min)
• Admark & Hand insert 1 piece into #10, 6x9 or 9x12	$0.084

• Hand Sort	$0.027
• Print, Affix labels, Hand Insert 1 Piece	$0.34 ($75 min)
• Print and affix labels to self mailer	$0.21 ($75 min)
• Print Labels only	$0.106
• Affix Labels only	$0.106
• Additional inserts Hand	$0.084
• Legal Drop per Mailing	$150.00
• Copy of 3602 or 3606 per Mailing	$3.00
• Combo or Household Charge	$0.006
• Create Mailing List	$0.420 ($75 min)
• Tabbing
• 1 Tab	$0.008
• 2 Tabs	$0.010

MISC FEES

• Manual pulls	$2.50
• Special Projects Hourly Work	$24.77
• Per piece mail preparation / presort fee	$0.035
• Fast Forward Fees	$0.15
• Machine Folding	$0.019
• Hand Folding	$0.127
• Discounts	5% credit fee/per Invoice excluding taxes and postage
• Sales Tax (MA Rate) 5% X 5%

B. Tax Form Output Processing*

• Print & Process	$0.42
• Workorder Administration Fee	$15.00
• Minimum Processing/Job	$75.00
• Dupe Tax Forms	$0.50 ($15 min per day)
• Intelligent Inserting Machine	$0.05
• Additional Machine Insert	$0.01
• Additional Hand Insert	$0.06
• Affidavit Charge	$3.50
• Pulls	$2.50
• Presort Fee	$0.035

C. Miscellaneous Tax Mailings

• Duplex Print	$0.11
• Simplex Print	$0.08
• Affidavit Charge	$3.50
• Machine Insert	$0.056
• Hand Insert	$0.065
• Machine Folding	$0.018
• Hand Folding	$0.12

• Additional Machine Inserts	$0.01
• Additional Hand Inserts	$0.06
• Work Order Fee	$15.00
• Minimum Processing/Job	$75.00
• Pulls	$2.50
• Presort Fee	$0.035

D. Digital Services

• Alchemy Images / CD Images	$0.05
• PDF Storage for Alchemy Server	$0.01
• Original CD-ROM Charges	$225.00 per CD
• Duplicate CD-ROM Charges	$175.00 per CD
• Set up Fee	$1,500

5.	Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

•	Ad hoc reports

•	Ad hoc SQL time

•	Banking Services

•	COLD Storage

•	Digital Recording (at $0.08 per minute)

•	Image Document Storage (at $0.06 per page)

•	Microfiche/microfilm production

•	Magnetic media tapes and freight

•	Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationery

Fee Adjustments. The Transfer Agent may adjust the per account fees and the print mail fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client’s monthly fees (or the Effective Date absent a prior such adjustment).

6.	Data Delivery (DAZL) Fees

Set-up Fee: $5,000.00 (waived)

$1,000.00 per month plus $0.025 per record transmitted ($0.015/price record)

7.	AUDIO VRU

Ongoing monthly fees: Per call: $0.10

Per minute in VRU: $0.29

Monthly maintenance: $500.00*

*The monthly maintenance fee includes: hardware and software upgrades and on call support

Also, the voice recording will be billed out at $150.00 per hour

8.	Internet Account Services (NextGen) Fees

1. Transaction Costs:
• Account Inquiry	$.10 per occurrence ($3,200 monthly min.)
• Financial/Maintenance Transactions	$.50 per occurrence ($320 monthly min.)
• New User/Self-Registration	$2.50 per occurrence

2.	Hardware Maintenance Fee Including Hardware and Software:

$ 28,000 per annum

•	Does not include client hardware and software requirements. That is an out-of-pocket expense for the client

•	Installation of hardware is billed as time and materials

•	Does not include third party hardware and software maintenance agreements

•	Does not include hardware upgrades

3.	Customized Development: $180 per hour

4.	Network Fee (one-time): $2,100

9.	CBA:

Set Up Fee: $38,400

Annual per account for all eligible accounts $0.30 per year

Programming Costs: $80.00 per hour

10.	Small Account Fee:

Once per quarter on such dates as specified by the Funds, the Transfer Agent shall collect a small account fee (the “Small Account Fee”) of $6.00 per account per Fund from shareholder accounts meeting the following criteria:

•	Individual Fund IRA and UGMA/UTMA positions of <$450 in value

•	Individual Fund non-IRA/UGMA/UTMA positions of <$2,300 in value

Except that accounts meeting the following criteria shall be excluded:

•	All accounts with the same Tax ID aggregated together that have a value >$25,000

•	All accounts coded by the Funds or Transfer Agent as Transaction Fee Exempt, VIP, Minimum Balance Fee Exempt, or Employee

•	All NSCC-networked accounts

•	All street name, omnibus and plan-level retirement accounts

•	All accounts coded by the Funds or Transfer Agent Stop Debit or Stop All or those without a Tax ID

•	All Class R, Class K and Class Y share accounts

•	All accounts with an active Automatic Investment Plan (AIP)

•	Other such exceptions as agreed to by the Funds and Transfer Agent

The Transfer Agent shall retain all Small Account Fees collected. The Funds shall reimburse the Transfer Agent for any fees not collected as a result of the Funds’ changes to any of the above criteria unless such changes are agreed to in advance by the Funds and Transfer Agent.

11.	AML Fees:

Number of Open Accounts	Annual Fee
1,000,000 +	$50,000
500,000 - 999,999	$35,000
100,000 - 499,999	$26,000
50,000 - 99,999	$13,000
10,000 - 49,999	$6,000
100 - 9,999	$3,000

12.	Retirement Plan Document Fees:

The Transfer Agent shall provide the Funds with prototype documents and related updates in compliance with all applicable provisions of the Internal Revenue Code and related regulations:

$500 per year -	IRA - Traditional (includes SEP)
$500 per year -	IRA - Roth
$500 per year -	IRA - Simple
$500 per year -	Coverdell ESA (formerly known as the Education IRA)
$750 per year -	Non ERISA 403(b)(7) (for salary reduction contributions only)
$750 per year -	Money Purchase (multi participant / flexible plan documents)
$750 per year -	Profit Sharing (multi participant / flexible plan documents)
$750 per year -	EZk (developed for a single participant/Owner Only with income below $160,000)

13.	Customer Identification Program Fees:

$2.25 per customer verification

$0.02 per month per such result stored

14.	NSCC Transaction Charges:

$0.20 per financial transaction

$0.15 per confirmation

15.	SAR/8300 Services:

$18,000 per year, per Fund Complex. For this purpose, “Fund Complex” is defined as MST and MST II. Transfer Agent will charge the Fund Complex $18,000 per year regardless of the number of funds within the Fund Complex.

16.	AdvisorCentral

Annual Fee - $25,000.00 billed monthly	$2,083.33 per month
Inquiry	$0.10 per click
Transaction	$0.50 per click
New Account Set Up	$1.50 per click
Account Maintenance	$1.00 per click
Electronic Statements (click charge only)	$0.10 per click
Prospectus Requests	$0.75 per click
Customizations	$150.00 per hour

AdvisorCentral fees are exclusive of and do not include any taxes, duties, or similar charges. The Funds agree to pay or reimburse PFPC for all federal, state, dominion, provincial, or local sales, VAT, use, personal property, import, export, excise or other taxes, fees, or duties arising out of the AdvisorCentral Services, except that the Funds shall have no liability for taxes on the net income of any other party. PFPC reserves the right to pass through and invoice the Funds for increases in fees imposed by AdvisorCentral upon 30 days’ advance notice (such increases not to occur more than once a calendar year) or upon renewal of the Agreement. If the Funds do not consent to such fee increases, then the Funds’ sole and exclusive remedy is to terminate the AdvisorCentral Services and pay all amounts due and owing through the date of such termination.

17.	Customer management suite fees

Imaging Seats	$3,500 per seat, per month
COLD Seats	$2,500 per seat, per month

18.	22c-2 Fees:

Implementation Fee:	$33,000 one time fee.

Monthly Base Fee:	$11,000 (to begin first day of initial download and this fee shall not be prorated for any partial months)

Transaction Storage Fee:	$275 per month per million transactions (or fraction thereof) stored (will be invoiced monthly)

Customized system development (if applicable):	$200 per hour (will be invoiced as incurred)

Training:	Training will be completed via various webcast sessions.

Non Standard Data Processing Charge:	Will be quoted upon request

Out of Pocket expenses:	Will include NSCC data charges per transaction. Out of pocket expenses not detailed above will be invoiced as incurred. Services requested over and above those contained within this agreement would be evaluated at the time of request.

The Transfer Agent will provide an invoice for the fees described in this Schedule A as soon as practicable after the end of each calendar month. The Fund agrees to pay to the Transfer Agent the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund’s receipt of the invoice. In addition, with respect to all fees, the Transfer Agent may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.

[Signature Page to Schedule A of Transfer Agency and Registrar Agreement]

MUNDER SERIES TRUST MUNDER SERIES TRUST II		PFPC INC.

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Michael DeNofrio
Name:	Stephen J. Shenkenberg	Name:	Michael DeNofrio
Title:	VP, Secretary & CCO	Title:	Executive Vice President, Senior Managing Director

Dated: June 1, 2008

Schedule B

OUT-OF-POCKET EXPENSES

Each Fund shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

•	Postage (bulk, pre-sort, ZIP+4, bar coding, first class) direct pass through to the Fund

•	Telephone and telecommunication costs, including all lease, maintenance and line costs

•	Proxy solicitations, mailings and tabulations

•	Shipping, Certified and Overnight mail and insurance

•	Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

•	Duplicating services

•	Distribution and Redemption Check Issuance

•	Courier services

•	Federal Reserve charges for check clearance

•	Overtime, as approved by the Fund

•	Temporary staff, as approved by the Fund

•	Travel and entertainment, as approved by the Fund

•	Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors

•	Third party audit reviews

•	Insurance

Each Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Transfer Agent. In addition, each Fund will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent whenever the Fund and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

B-1

Dated: June 1, 2008

Schedule C

DUTIES OF THE TRANSFER AGENT

1. Shareholder Information. The Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form, and if in certificated form shall include certificate numbers and denominations; historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder’s account; any stop or restraining order placed against a Shareholder’s account; any correspondence relating to the current maintenance of a Shareholder’s account; information with respect to withholdings; and, any information required in order for the Transfer Agent to perform any calculations contemplated or required by its Agreement with the Funds. The Transfer Agent shall keep a record of all redemption checks and dividend checks returned by postal authorities, and shall maintain such records as are required for the Funds to comply with the escheat laws of any State or other authority; shall keep a record of all redemption checks and dividend checks returned by the postal authorities for the period of time they are the Transfer Agent of record and for any records provided by and receipt acknowledged by both parties from any prior Transfer Agent by means of a records certification letter; otherwise the Transfer Agent is not responsible for the said records. The Transfer Agent shall maintain such records as are required for the Funds to comply with the escheat laws of any state or other authority for the period they are Transfer Agent. The Funds will be responsible for notifying and instructing the Transfer Agent to commence the escheatment process on their behalf, for any or all states.

2. Shareholder Services. The Transfer Agent or its agent will investigate all inquiries from Shareholders of the Funds relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Funds.

3. Share Certificates.

(a) At the expense of the applicable Fund, each Fund shall supply the Transfer Agent or its agent with an adequate supply of blank share certificates to meet the Transfer Agent or its agent’s requirements therefor. Such Share certificates shall be properly signed by facsimile. The Funds agree that, notwithstanding the death, resignation, or removal of any officer of the Funds whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

(b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent or its agent, with the Funds and the Transfer Agent or its agent as obligees under the bond.

(c) The Transfer Agent or its agent shall also maintain a record of each certificate issued and/or canceled the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, the Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification. The Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

4. Mailing Communications to Shareholders; Proxy Materials; Notification of Repurchase Offer. The Transfer Agent or its agent will address and mail to Shareholders of the Funds, all communicators by the Funds to such Shareholders, including without limitation, confirmations of purchases and sales of Fund shares, monthly statements, all reports to Shareholders, dividend and distribution notices and proxy material for the Funds’ meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent or its Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

5. Sales of Shares.

(a) Issuance of Shares. Upon receipt of a purchase order from or on behalf of an investor for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account (if it is a new account) and to determine which class of Shares the investor wishes to purchase, and after confirmation of receipt of payment in the form described in the Prospectus for the class of Shares involved, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus relating to such Shares and shall prepare and mail the appropriate confirmation in accordance with legal requirements.

(b) Suspension of Sale of Shares. The Transfer Agent or its agent shall not be required to issue any Shares of the Funds where it has received a Written Instruction from the Funds or official notice from any appropriate authority that the sale of the Shares of the Funds has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent or its agent to rely on such Written Instructions or official notice.

(c) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent or its agent will: (i) give prompt notice of such return to the Funds or their designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.

6. Transfer and Redemption.

(a) Requirements for Transfer or Redemption of Shares. The Transfer Agent or its agent shall process all requests to transfer or repurchase Shares in accordance with the transfer or redemption procedures set forth in the Prospectus.

The Transfer Agent or its agent will transfer or redeem Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent or its agent reasonably may deem necessary.

The Transfer Agent or its agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Transfer Agent or its agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

(b) Notice to Custodian and the Funds. When Shares are redeemed, the Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Funds’ Custodian and to the Funds or their designee a notification setting forth the number of Shares to be redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares of the Funds involved and Shares attributed to individual accounts.

(c) Payment of Redemption Proceeds. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys as are received from the Custodian, all in accordance with the procedures described in the Written Instruction received by the Transfer Agent from the Funds. It is understood that the Transfer Agent may arrange for the direct payment of redemption proceeds to Shareholders by the Funds’ Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by the Funds, the Transfer Agent and the Funds’ Custodian.

The Transfer Agent shall not process or effect any redemption with respect to Shares of the Funds after receipt by the Transfer Agent of notification of the suspension of the determination of the net asset value of the Funds, provided the Transfer Agent has had a reasonable time to act on such notification.

7. Dividends.

(a) Notice to Agent and Custodian. Upon the declaration of each dividend and each capital gains distribution by the Funds, the Funds shall furnish or cause to be furnished to the Transfer Agent or its agent Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the

Shareholders of record as of that date, the total amount payable to the Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value (collectively, the “Distribution Information”).

On or before the payment date specified by the Funds to the Transfer Agent, the Custodian of the Funds will pay to the Transfer Agent sufficient cash to make payment to the Shareholders of record as of such payment date.

After deducting any amount required to be withheld by any applicable tax laws, rules and/or regulations and/or other applicable laws, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the applicable dividend resolutions and Prospectus issue and credit the Account of the Shareholder with Shares, or, if the Shareholder so elects, pay such dividends or distributions in cash.

In lieu of receiving from the Funds’ Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Funds’ Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Funds, the Transfer Agent and the Funds’ Custodian.

The Transfer Agent shall prepare, file with the Internal Revenue Services and other appropriate taxing authorities, and address and mail to Shareholders such returns, forms and information relating to dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and/or resolutions. On behalf of the Funds, the Transfer Agent shall mail certain requests for Shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Funds, all as required by applicable Federal tax laws and regulations.

Notwithstanding any other provision of this Agreement: (i) the Funds shall provide the Transfer Agent with Written Instructions as to the type of information which is to be printed on any written statements required by Section 19(a) of the 1940 Act and the Transfer Agent’s sole obligations with respect to any such written statements will be to print such information on appropriate paper stock and to mail such statements to shareholders, and (ii) PFPC’s sole obligation with respect to any dividend or distribution made in accordance with Section 19(a) of the 1940 Act, including, without limitation, for purposes of clarification, dividends or distributions required to be accompanied by the written statement described in said Section 19(a), shall be to act strictly in accordance with the first five paragraphs of this Section 7(a).

Notwithstanding any other provision of this Agreement, PFPC may require in its reasonable discretion, prior to and as a condition of the payment of a particular dividend or distribution, that the Fund furnish a certified resolution of the Board of Trustees containing some or all of the Distribution Information.

(b) Insufficient Funds for Payments. If the Transfer Agent or its agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all Shareholders of the Funds as of the record date, the Transfer Agent or its agent will, upon notifying the Funds, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent or its agent.

8. Cash Management Services. In connection with cash management accounts that PFPC may establish in its own name for the benefit of the Funds at third party institutions, including without limitation institutions that may be an affiliate or client of PFPC (a “Third Party Institution”) for the purpose of administering the funds received by PFPC in the course of performing its services hereunder (“Service Accounts”), the Funds acknowledge that PFPC may receive (i) investment earnings from sweeping certain funds in such Service Accounts into investment accounts at Third Party Institutions; and (ii) balance credits with respect to the funds in the Service Accounts not swept as described in clause (i). On a monthly basis, PFPC will offset banking service fees imposed on the Service Accounts by the Third Party Institutions with balance credits calculated by PFPC on total balances held in the Service Accounts (i.e., without reduction for the aforedescribed sweeps). PFPC may retain for its own account investment earnings and balance credits received from Third Party Institutions. PFPC may also use the services of Third Party Institutions in connection with the issuance of redemption and distribution checks and may retain any benefits obtained from such arrangements, including any commission or return on float paid to it.

9. Lost Shareholders. The Transfer Agent shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the Securities Exchange Act of 1934, as amended (the “Lost Shareholder Rules”), including, but not limited to those set forth below. The Transfer Agent may, in its sole discretion, use the services of a third party to perform some or all of such services.

(a) Documentation of electronic search policies and procedures;

(b) Execution of required searches;

(c) Creation and mailing of confirmation letters;

(d) Taking receipt of returned verification forms;

(e) Providing confirmed address corrections in batch via electronic media;

(f) Tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

(g) Preparation and submission of data required under the Lost Shareholder Rules.

10. Cooperation with Accountants. The Transfer Agent shall cooperate with the Funds’ independent public accountants and shall take all reasonable action in the performance of its obligations under its agreement with the Funds to assure that the necessary information is made available to such accountants for the expression of their opinions as such as may be required by the Funds from time to time.

11. Other Services. In accordance with the Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Funds, the Transfer Agent and the Funds’ Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (i) transfers of funds from Shareholders’ accounts at financial institutions, (ii) a pre-authorized check plan, if any and (iii) a right of accumulation, if any; (b) arrange for the exchange of Shares for shares of such other funds designated by the Funds from time to time; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in a systematic withdrawal plan, if any.

12. Individual Retirement Account Services.

(a) With respect to certain types of individual retirement accounts (Traditional IRAs, Roth IRAs, Coverdell Education Savings Accounts) and 403(b) Accounts (collectively “Retirement Plans”) offered by the Funds, effective August 21, 2002, the Transfer Agent shall arrange for PFPC Trust Company to serve as Retirement Plan Custodian.

(b) With respect to the Retirement Plans, Transfer Agent shall provide the Fund with the associated Plan documents for use by the Funds and Transfer Agent shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder.

(c) In connection with the foregoing, the Transfer Agent will perform or cause to be performed the services set forth in the attached Exhibit 2 to this Schedule C with respect to the Retirement Plans offered by the Funds.

13. Data Delivery Product and Services.

(a) The Transfer Agent shall, through its proprietary Data Delivery product, provide the Funds and such financial planners and investment advisors (“FPs”) which, pursuant to agreements with the Funds, distribute Shares of the Funds, with online access to the Funds and shareholder account information for the Shareholders of the Funds or such FPs. The Transfer Agent shall provide the Funds will the appropriate documentation and procedures (“Data Delivery Documentation”) to enable the Funds to properly use Data Delivery. In addition to and as more fully described in the Data Delivery Documentation, the Transfer Agent shall run and complete data extracts after its nightly cycles in order to provide files to the end user, i.e., financial planner, or direct to firms based upon the profiles that the on-lines designate.

(b) In addition to and as may be more fully described in the Data Delivery Documentation, the Funds have responsibility (i) for setting the FSR on-lines with the appropriate data in order to feed into the Data Delivery extract; (ii) with respect to those FPs utilizing a third party software vendor to access information through Data Delivery, ensuring the vendor provides the translation of the Data Delivery file to the appropriate software package formats; (iii) for the Funds’ errors and mistakes in the use of Data Delivery; (iv) for the Funds’ failure to use and employ Data Delivery in accordance with the procedures and documentation made available by the Transfer Agent; (v) for the Funds’ utilization of the control procedures set forth and described in such user documentation; and (vi) the Funds’ failure to verify promptly reports or output received through the use of Data Delivery.

14. Internet Account Services Product and Services.

(a) In accordance with the written Internet Account Services procedures and product functionality documentation provided to the Funds by the Transfer Agent, the Transfer Agent shall, through the use of the Web Transaction Engine and Secure Net Gateway: (i) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Funds on the Fund Home Page; and (ii) to enable End-Users to utilize the Internet to access the Transfer Agent’s recordkeeping system in order to perform account inquiries and transactions in Shareholder accounts.

(b) The Transfer Agent will process the set-up of personal identification numbers (“PINs”), which shall include verifying initial identification numbers issued, resetting and activating personalized PINs and reissuing new PINs in connection with lost PINs.

(c) The Transfer Agent shall provide installation services which shall include review and sign off on the Funds’ network requirements, recommending the method of linking to the Web Transaction Engine, installing network hardware and software, implementing network connectivity, and testing the network connectivity and performance.

(d) The Transfer Agent shall be responsible for maintenance and support of the Secure Net Gateway and the Web Transaction Engine, which includes the following: (i) error corrections, minor enhancements and interim upgrades to Internet Account Services which are made generally available by the Transfer Agent to Internet Account Services customers; and (ii) help desk support to provide assistance to Fund employees with the Funds’ use of Internet Account Services.

Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by the Transfer Agent to Internet Account Services clients, as determined solely by the Transfer Agent; or (ii) maintenance of customized features.

(e) The Transfer Agent shall be responsible for maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

(f) The Transfer Agent shall prepare and forward monthly usage reports to the Funds which shall provide the Funds with a summary of activity and functionality used by End-Users.

(g) The Funds shall be responsible for (i) establishment and maintenance of the Fund Home Page on the Internet; (ii) services and relationships between the Funds and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Transfer Agent’s recordkeeping system via the Internet; and (iii) providing the Transfer Agent with access to and information regarding the Fund Home Page in order to enable the Transfer Agent to provide the Internet Account Services services contemplated hereunder.

15. Anti-Money Laundering Procedures.

(a) The Transfer Agent shall implement and operate the parts of the Funds’ policies and procedures relating to compliance with United States Federal anti-money laundering (“AML”) laws and applicable investor activity, including the Bank Secrecy Act and the USA PATRIOT Act and perform reasonable actions necessary to help the Funds be in compliance with such laws. In this regard, the Transfer Agent shall: (i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Funds from being used to launder money or finance terrorist activities; (ii) provide for independent testing, by an employee who is not responsible for the operation of the Transfer Agent’s AML program or by an outside party, for compliance with the Transfer Agent’s established policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of the Transfer Agent’s AML program; (iv) provide ongoing training of Transfer Agent personnel relating to the prevention of money-laundering activities; and (v) provide periodic reports to the Funds relating to the services performed on their behalf under the Transfer Agent’s AML program.

(b) Upon the reasonable request of the Funds, the Transfer Agent shall provide to the Funds (it being understood all such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this agreement): (i) a copy of the Transfer Agent’s written AML policies and procedures, and any amendments thereto; (ii) at the option of the Transfer Agent, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; (iii) a summary of the AML training provided for appropriate personnel; (iv) a list of individuals responsible for implementing and monitoring the Transfer Agent’s AML program; (v) a report summarizing actions taken concerning the Funds under the Transfer Agent’s AML program,; and (vi) to the extent permitted by law, information relating to any suspicious activities concerning the Funds that is required to be or may be voluntarily reported on a suspicious activity report (“SAR”).

(c) The Transfer Agent agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request.

16. “As-Of” Transactions. The Transfer Agent shall process “as-of” transactions and any resulting gains or losses in accordance with the guidelines set forth in the attached Exhibit 3 to Schedule C.

17. Customer Identification Program Services. To help the Funds comply with their Customer Identification Program (which the Funds are required to have under regulations issued under Section 326 of the USA PATRIOT Act) the Transfer Agent will do the following:

(a) Implement procedures under which new accounts in the Funds are not established unless the Transfer Agent has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for each corresponding “Customer” (as defined in 31 CFR 103.131).

(b) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which the Transfer Agent may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which the Transfer Agent personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(c) Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

(d) Regularly report to the Funds about measures taken under (a)-(c) above.

(e) If the Transfer Agent provides services by which prospective Customers may subscribe for shares in the Funds via the Internet or telephone, work with the Funds to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Funds’ Customer Identification Program.

Notwithstanding anything to the contrary, and without expanding the scope of the express language above, the Transfer Agent need not collect the Data Elements for (or verify) prospective customer (or accounts) beyond the requirements of relevant regulation (for example, the Transfer Agent will not verify customers opening accounts through NSCC) and the Transfer Agent need not perform any task that need not be performed for the fund to be in compliance with relevant regulation.

The Funds and the Transfer Agent agree that all such parties may rely upon the Customer Identification Program of any other Fund or legal entity of which a Fund is a part with respect to a prospective investor who is then an existing Customer of such other Fund. Given such inter-company (or inter-Fund) relationship, the Transfer Agent need not perform steps (a)-(e) above with respect to any subscriber who is then a Customer of any other fund within the same “fund family” as another Fund.

18. CCO Compliance Support Services. Transfer Agent shall provide to the Funds the compliance support services (“Compliance Support Services”) described on the attached Exhibit 4 to Schedule C. Compliance Support Services are administrative in nature and are not, nor shall they be, construed as, legal advice to or the provision of legal services for or on behalf of the Funds or any other person. Compliance Support Services performed by Transfer Agent will be at the request and direction of the Funds and the Funds’ Chief Compliance Officer (“CCO”). Transfer Agent disclaims liability to the Funds, and the Funds are solely responsible, for the selection, qualifications and performance of the Funds’ CCO and the adequacy and effectiveness of the Funds’ compliance program and infrastructure.

19. Form 8300 Services. Transfer Agent shall serve as agent of the Funds to prepare and file on behalf of the Funds Internal Revenue Service (“IRS”)/Financial Crimes Enforcement Network (“FinCEN”) Form 8300 filings and prepare required notices. Transfer Agent will use reasonable efforts to monitor and track cash, currency and cash equivalents (as defined by the applicable regulations) received on behalf of the Funds to assist the Funds to comply with the requirements of IRC Reg. §1-6050I-1(c)(1)(ii). The Funds acknowledge that they do not accept cash for any transaction. As agent for the Funds, Transfer Agent will prepare and file IRS/FinCEN Form 8300 and prepare and issue annual notices for the corresponding shareholder accounts as required by applicable IRS/FinCEN rules. Upon a Fund’s reasonable written request and expense, Transfer Agent will provide copies of Forms 8300 and related shareholder notices to the Fund. Transfer Agent will be obligated hereunder to file such Form 8300s and prepare and issue such notices in a timely manner; provided, however, the obligation to timely prepare and issue any such notice is undertaken only to the extent the requisite information is timely provided to the Transfer Agent by the Funds.

20. Services in Connection with FinCEN Requests Under USA PATRIOT Act Section 314(a). Transfer Agent shall undertake reviews, in response to FinCEN Section 314(a) Information Requests received by the Funds and transmitted to Transfer Agent, of the Funds’ records of accounts and transactions that Transfer Agent maintains on behalf of the Funds. The Funds recognize that the Funds are responsible under applicable regulations for responding to Section 314(a) Information Requests. Nonetheless, unless otherwise instructed by the Funds, Transfer Agent will conduct a search pursuant to the Section 314(a) request which will be limited to current accounts, accounts maintained by a named customer during the preceding 12 months, and transactions conducted by or on behalf of or with a named customer during the preceding six months. When a potential FinCEN Section 314(a) Information Request match (first and last name or tax identification number) results from Transfer Agent’s established Section 314(a) review procedures, the match will be referred to the Funds for reporting to FinCEN, as the Funds may determine to be appropriate. In addition, for accounts where both the name and social security number match, the match will be reviewed according to Transfer Agent’s established CIP exception processing procedures. If the account match is confirmed using these CIP exception processing procedures, the account activity will be reviewed and, if Transfer Agent, in coordination with the Funds’ AML Compliance Committee, determines the account and/or activity is suspicious, the item will be referred to Transfer Agent’s Suspicious Activity Report (“SAR”) Filing Service process for further analysis, and if appropriate, for preparation and filing of a SAR. Transfer Agent will be obligated hereunder to undertake reviews relating to FinCEN Section 314(a) Information Requests, notifying the Funds of potential FinCEN Section 314(a) Information Request matches and reporting related suspicious activity on Form SAR only to the extent the FinCEN Section 314(a) Information Request is timely provided to the Transfer Agent by the Funds.

21. Suspicious Activity Report AML Services. (a) Transfer Agent shall serve as agent to the Funds to make the determinations of and to prepare and file SARs on behalf of the Funds as described in this Section. Transfer Agent will use reasonable efforts to (i) determine in coordination with the Funds’ AML Compliance Committee when a Form SAR should be filed as required by regulations applicable to the Funds, (ii) prepare and file the Form SAR as agent for the Funds within the time periods required by the regulations applicable to the Funds and, maintain documents supporting the SAR, (iii) if appropriate under regulatory guidance and procedures file a joint SAR as agent for the Funds and any other designated financial institutions and (iv) provide the Funds with a copy of the Form SAR and supporting documentation (either in original form or copies thereof) within a reasonable time after filing. Although Transfer Agent may file a joint SAR for the Funds and other financial institutions, Transfer Agent shall do so solely as agent for the Funds, and not as agent for any other financial institution. To the extent permitted by applicable law or regulation, Transfer Agent may share information related to the Services hereunder with its supervising parent entities and financial institutions subject to a joint SAR filing.

(b) Each party will promptly notify the other party (as permitted by applicable law) if any further communication is received from the U.S. Department of the Treasury or any law enforcement agencies regarding the SAR. The parties will reasonably cooperate and assist each other in responding to inquiries from the U.S. Department of the Treasury or law enforcement agencies with respect to the SAR or with respect to supporting documentation for the SAR requested by any law enforcement agency.

(c) Unless prohibited by applicable law, each party will use reasonable efforts to consult with the other party’s authorized personnel prior to contacting law enforcement authorities or filing a SAR. Notwithstanding the foregoing, each party reserves the sole discretion to make any such contacts or filings without prior notification or approval of the other party. If upon consultation, the parties disagree with a Transfer Agent recommendation to contact law enforcement or file a SAR, either party may make a notification or file a SAR, as applicable, independently of the other party.

(d) In addition to any confidentiality obligations set forth in the Agreement, each party understands and acknowledges the extreme confidential nature of underlying information concerning SAR filings (“SAR Confidential Information”). Each party agrees to hold all SAR Confidential Information in strict confidence and to share such SAR Confidential Information only with, to the extent permitted by applicable law, (i) the other party, (ii) the Funds’ control affiliates (“control” as defined under Section 2(a)(9) of the Investment Company Act of 1940), which may include the Funds’ investment adviser, and (iii) if applicable, another financial institution involved in the transaction, and each of their respective employees on a need-to-know basis. The Funds represent and warrant to Transfer Agent that the Funds have in place a confidentiality agreement with the Funds’ control affiliates and any other financial institution for which joint SARs may be filed that require the control affiliates and each such financial institution to maintain the confidence of SAR Confidential Information as required by applicable law.

(e) The Funds hereby authorize Transfer Agent, as their agent, to share information about potentially suspicious activities, but not the acknowledgment or copy of any SAR filing, with other financial institutions in accordance with Section 314(b) of the USA PATRIOT Act. As between Transfer Agent and the Funds, the Funds will be solely responsible for the timely filing of any annual notices required by Section 314(b) to allow Transfer Agent to share such information.

22. Legal Process. Transfer Agent shall assist the Funds in complying with legal process, which is defined to include civil and criminal subpoenas, civil or criminal seizure orders and IRS civil or criminal notices including notices of lien or levy by reviewing, in its reasonable discretion, customer account activity. While the Funds will respond directly and produce the information requested, Transfer Agent will review the process, and in its reasonable discretion, customer account activity, to determine if potentially suspicious activity has occurred. To the extent such activity is discovered, Transfer Agent in coordination with the Funds’ AML Compliance Committee, will review the account activity and if it determines that the account and /or the activity is suspicious, the item will be referred to Transfer Agent’s SAR Filing Service process for further analysis, and if appropriate, for preparation and filing of a SAR. The Funds hereby agree to provide any such legal process to Transfer Agent within 14 days of its receipt.

23. SEC Rule 22c-2 Services. With respect to the Fund’s obligations under SEC Rule 22c-2, PFPC will furnish to Customer the services described on the attached Exhibit 5 to this Schedule C and in respect of such services the Fund will pay to PFPC the fees and charges as set forth in Schedule A to this Agreement.

24. AdvisorCentral Services. PFPC will provide the AdvisorCentral Services (as defined at Section 1.3 of Exhibit 6 to Schedule C) and in respect of such services the Fund will pay to PFPC the fees and charges as set forth in Schedule A to this Agreement.

Dated: June 1, 2008

Exhibit 1 to Schedule C

SUMMARY OF SERVICES

The services to be performed by the Transfer Agent or its agent shall include the following:

A.	DAILY RECORDS

Maintain daily the following information with respect to each Shareholder account as received:

•	Name and Address (Zip Code)

•	Class of Shares

•	Taxpayer Identification Number

•	Balance of Shares held by Agent

•	Beneficial owner code: i.e., male, female, joint tenant, etc.

•	Dividend code (reinvestment)

•	Number of Shares held in certificate form

B.	OTHER DAILY ACTIVITY

•	Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Funds).

•	Process additional payments into established Shareholder accounts in accordance with Written Instruction.

•	Upon receipt of proper instructions and all required documentation, process requests for repurchase of Shares.

•

Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Transfer Agent in accordance with Written Instructions set forth by the Funds.

•	Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

•	Issue and mail replacement checks.

•	Open new accounts and maintain records of exchanges between accounts.

•	Furnish daily requests of transactions in Shares.

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•	Calculate sales load or compensation payment (front-end and deferred) and provide such information to the Funds, if any.

•	Calculate dealer commissions for the Funds, if any.

•	Provide toll-free lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity.

•	Mail duplicate confirmations to dealers of their client’s activity, whether executed through the dealer or directly with the Transfer Agent, if any.

•

Identify to each series or class of Shares property belonging to such series or class, and in such reports, confirmations and notices to the Funds called for under this Agreement identify the series or class to which such report, confirmation or notice pertains.

C.	DIVIDEND ACTIVITY

•	Calculate and process Share dividends and distributions as instructed by the Funds.

•

Compute, prepare and mail all necessary reports to Shareholders or various authorities as requested by the Funds. Report to the Funds reinvestment plan share purchases and determination of the reinvestment price.

D.	MEETINGS OF SHAREHOLDERS

•

Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of the Transfer Agent or its agents) and supply daily reports when sufficient proxies have been received.

•	Prepare and submit to the Funds an Affidavit of Mailing.

•	At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche and, if requested by the Funds, Inspection of Election.

E.	PERIODIC ACTIVITIES

•	Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Funds (material must be adaptable to mechanical equipment of Transfer Agent or its agents).

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•

Receive all notices issued by the Funds with respect to the Shares in accordance with and pursuant to the Articles of Incorporation and By-Laws and perform such other specific duties as are set forth in the Articles of Incorporation and By-Laws including a giving of notice of a special meeting and notice of redemption in the circumstances and otherwise in accordance with all relevant provisions of the Articles of Incorporation and By-Laws.

•	Furnish monthly reports of transactions in shares by type (custodial, trust, Keogh, IRA, other) including numbers of accounts.

•	Furnish state-by-state registration and sales reports to the Administrator.

•

Provide detail for underwriter or broker confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon between the Funds and the Transfer Agent, if any.

•	Provide Shareholder lists and statistical information concerning accounts to the Funds.

•	Provide timely notification of Trust activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Custodian, to the Funds or the Custodian.

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Dated: June 1, 2008

Exhibit 2 to Schedule C

RETIREMENT ACCOUNT SERVICES

With respect to all traditional individual retirement accounts, Roth individual retirement accounts, Education IRA accounts and 403(b) accounts (collectively “IRAs”) of the Munder Funds, the Transfer Agent will perform the following services:

1.	Process new accounts, verify completeness of application forms; establish new account records with standard abbreviation and registration formats, including proper account identification codes.

2.	Examine and process contributions and invest monies received in investments in accordance with the written instructions of the participant/employer, as the case may be.

3.	Process transactions in custodial accounts upon receipt of proper documentation and in accordance with the terms of any applicable IRA documentation.

4.	Reinvest income dividends and capital gains distributions in investments selected by the participant.

5.	Send a confirmation to the proper person(s) with respect to each transaction in the account.

6.	Examine and process requests for distributions, subject to receipt of required legal documents; verify eligibility of the recipient and make payments.

7.	Establish a record of types and reasons for distribution (i.e., attainment of age 59 1 /2, disability, death, return of excess contributions, etc.)

8.	Record method of distribution requested and/or made.

9.	Distribute the account in the event of death as required in writing by the participant/ beneficiary, subject to receipt of required legal documents.

10.	Receive and process designation of the beneficiary forms.

11.	Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested.

12.	Send to each participant/beneficiary/employer notices, prospectuses, account statements, proxies and other documents or communications relating to Fund shares or other investment; send such other notices, documents or other communications to participants/beneficiaries/ employers as the Fund may direct the Transfer Agent to deliver.

13.	Maintain records of contributions, distributions, and other transactions.

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14.	Prepare any annual reports or returns required to be prepared and/or filed by the IRA custodian, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to participant/beneficiary.

15.	Send participants/beneficiaries an annual TEFRA notice regarding required federal tax withholding.

16.	Answer participant/beneficiary telephone, written or other inquiries concerning the IRAs and investments in the IRAs.

17.	Process requested changes to account information.

18.	Retain original source documents, such as applications and correspondence, microfilm original source documents, as required.

19.	Respond to research inquiries from the Funds or as requested by the Funds’ Custodian if Custodian is directed by the Funds. Perform applicable withholding for accounts.

20.	Purge “closed” accounts as directed by the Funds.

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Dated: June 1, 2008

Exhibit 3 to Schedule C

AS-OF TRANSACTION PROCEDURES

Set forth below are the Funds’ guidelines for the treatment of financial gains and losses resulting from “as-of” shareholder transactions.

General Practice

Transfer Agent has the capability to track, at the fund or class level, both on a daily and cumulative basis, the impact of all shareholder “as-of” transactions processed through its transfer agent system. This tracking is reflected on the daily SuperSheets prepared by the Transfer Agent. Daily and cumulative gain/loss balances are reported “net” at the fund or class level. To facilitate the tracking and reporting process, the Transfer Agent assigns a responsibility code to identify one of the following as the source of the gain/loss:

1.	Estimates (e.g., amount estimated for known “as-of” transaction was incorrect)

2.	Management Company (e.g., advisor-related pricing error occurred or trades were reprocessed at advisor’s direction to resolve dispute)

3.	Transfer Agent (e.g., transfer agent error occurred in trade processing)

4.	Dealer (e.g., dealer forgot to send trade order)

5.	Shareholder (e.g., check bounced or EFT transaction failed)

6.	Transmission (e.g., NSCC transmission failed)

Standard of Materiality

A net gain or loss will be considered material if its impact on NAV is greater than or equal to $0.01 per outstanding share on any single day, or when aggregated over a cumulative semi-annual period (December to June or June to December) (“accumulation period”). Materiality shall be measured at the fund class level. Gains or losses that do not impact the NAV by more than $0.01 at the fund class level shall be defined as immaterial.

Policy

In the event that an “as-of” gain/loss amount, at the fund class level, is deemed to be material, an appropriate payable/receivable entry will be made to the applicable Fund’s books in order to “keep the Fund whole.” At that time, the Transfer Agent will provide a detailed explanation of the transaction or transactions that caused the “as-of” amount to equal or exceed the $0.01 per outstanding share threshold The Transfer Agent will work closely with the Funds to identify the full gain/loss amount and provide the Fund with any information in Transfer Agent’s possession relating to the gain/loss to assist the Funds with the recovery of the full gain/loss amount.

Upon confirmation of the reason(s) for any material “as-of” loss (defined above), the Funds will seek reimbursement of the amount due to the applicable Fund from the responsible party or parties. If the Transfer Agent is the responsible party, the Transfer Agent will reimburse the

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Fund no later than one month from the date of the transaction or accumulation period. The Funds will be responsible for obtaining reimbursement from any other party responsible for any material “as-of” loss.

At the end of each semi-annual period, any immaterial “as-of” gains or losses or any material “as-of” gain remaining on the books of a Fund will be absorbed by that Fund. The cumulative tracking mechanism for “as-of” gains and losses will be reset to zero at the beginning of each semi-annual period.

Additionally, in cases where a material “as-of” loss has occurred on a single day, the Transfer Agent or other responsible party may request that the Funds allow the Transfer Agent to eliminate the “as-of” loss impact to the Fund by reprocessing with the correct NAV the shareholder transaction for that day that caused the “as-of” loss. The Funds will allow such reprocessing provided that the responsible party makes the affected shareholder “whole” as to the transaction at the time of the reprocessing.

Set forth below are the Funds’ guidelines for the treatment of financial gains and losses resulting from “as-of” dividend accruals and “late dividends” resulting from “as-of” transactions crossing a Fund’s ex-date.

Accrual Gains/Losses:

Accrual gains/losses result from any “as-of” trade activity in a daily dividend accrual Fund. Accrual gains/losses will be absorbed by each Fund, except to the extent that any accrual loss from any single day’s “as-of” transactions exceeds $0.0001.

Late Dividend Gains/Losses:

Late dividend gains/losses result from “as-of” trade activity that generates a dividend/capital gain after the Fund’s payable date. Late dividend gains/losses will be absorbed by each Fund.

Interest Compensation:

In the event of a check disbursement or wire payment error in which a shareholder has lost interest due to a misrouting of the proceeds, except where the Transfer Agent is the responsible party, the Transfer Agent will pay interest compensation to the shareholder only upon receipt of reimbursement of such interest earnings from the bank that benefited in error from the misrouted payment. In cases where the Transfer Agent is at fault, payment of interest compensation to the shareholder will not be delayed.

Gain/Loss Reporting and Tracking

The Transfer Agent tracks the responsibility for all gains and losses generated by “as-of” transactions. The Transfer Agent may also prepare detailed explanations of “as-of” activity, primarily for internal process improvement purposes. Additionally, a daily/weekly/monthly gain/loss report can be made available to designated individuals at the Funds.

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Dated: June 1, 2008

Exhibit 4 to Schedule C

Compliance Support Services

In order to assist the Funds and the Board of Trustees in meeting the requirements of Rule 38a-1 under the 1940 Act, Transfer Agent agrees to:

(a) implement and maintain policies and procedures related to the transfer agent services provided by Transfer Agent under the Agreement (the “Transfer Agent Services”) that are reasonably designed to prevent a violation by Transfer Agent of the Federal Securities Laws, as defined under Rule 38a-1 of the 1940 Act (“Transfer Agent Procedures”) and to provide a periodic representation to that effect;

(b) make available to the CCO copies of such Transfer Agent Procedures, in the format determined by Transfer Agent;

(c) notify the CCO of any material modifications or material amendments to any Transfer Agent Procedures;

(d) inform the Funds or the CCO of any material compliance infractions by Transfer Agent’s employees as they pertain to the Transfer Agent Services provided to the Funds of which Transfer Agent management becomes aware; and

(e) make available to the CCO, upon request:

(i)	Transfer Agent’s most recent Report on Controls Placed in Operation and Tests of Operating Effectiveness for Shareholder Servicing Operations in accordance with Statement of Auditing Standards No. 70 (the “SAS 70 Report”);

(ii)	A summary of the Transfer Agent Procedures; and

(iii)	Copies of such other policies and procedures of Transfer Agent, as Transfer Agent determines would be appropriate in order to provide clients receiving Transfer Agent Services with an understanding of the overall control structure of Transfer Agent.

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Dated: June 1, 2008

Exhibit 5 to Schedule C

SEC Rule 22c-2 Services

1. Services. In connection with the obligations of the Funds under Rule 22c-2 of the 1940 Act (“Rule 22c-2”), PFPC shall provide to the Funds the following services (“22c-2 Services”):

(a) PFPC’s 22c-2 system (the “22c-2 System”) is intended to enable the Funds to manage data requests to, and to access and analyze data provided by, financial intermediaries (“Financial Intermediaries”) as required by SEC Rule 22c-2. The Funds may use the 22c-2 System solely (i) to access data that is provided to PFPC by Financial Intermediaries pursuant to ISAs (as defined in Section 2 below) or that is otherwise available to PFPC through NSCC for Financial Intermediaries that are NSCC members, and (ii) to request data from non-NSCC members.

(b) Pursuant to the ISAs, PFPC will accept information on transactions effected in Fund shares from Financial Intermediaries in electronic format or in such other format specified in the ISA as PFPC shall have consented to in writing in advance (such consent not to be unreasonably withheld).

(c) The 22c-2 System is intended to be generally available to the Funds from 8:00 am to 6:00 pm Eastern Time during regular trading days, subject to periodic unavailability due to maintenance, upgrades, testing and potential 22c-2 System failures.

(d) PFPC will work with the Funds as necessary to develop an implementation program with respect to the 22c-2 Services. The implementation program may include efforts to identify and access sources of relevant data, including identification of omnibus accounts, Financial Intermediaries, NSCC membership status, CUSIPs, Fund shareholder accounts and Fund trading and redemption policies as set forth in the Fund’s SEC registration statement and prospectuses. Designated representatives of the Fund will have access to the 22c-2 System. The 22c-2 System will be tested and de-bugged as necessary.

(e) The 22c-2 System implementation schedule will vary depending on the profile and requirements of the Fund, but is estimated to take at least 3-6 weeks. PFPC will provide project oversight and coordination, planning and review. PFPC will also assist the Fund in testing the 22c-2 System and training designated Fund representatives in the use of the 22c-2 System.

(f) PFPC will consider enhancements and improvements upon request, with fees at rates to be negotiated.

2. Information Sharing Agreements. PFPC shall be obligated to accept data for purposes of the 22c-2 Services only from Financial Intermediaries which have entered into information sharing agreements with the Funds providing for the Financial Intermediaries to

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respond to instructions from the Funds or PFPC to deliver data to PFPC pursuant to Rule 22c-2 relating to transactions in the Funds’ shares (“ISAs”), which such instructions shall be provided substantially in the form of Attachment 1 to this Exhibit 5 to Schedule C.

3. Systems. In providing the 22c-2 Services, PFPC may, pursuant to a license or other agreement (“License Agreement”) with one or more unrelated parties (“Third Party Providers”), utilize information, data, technology and systems (“Third Party Systems”) licensed or otherwise provided to PFPC by such Third Party Providers. The Funds will not use or disclose any information relating to Third Party Systems. The Fund’s use and access to such Third Party Systems shall be subject to such terms of use, restrictions, limitations and indemnities made applicable by the Third Party Providers to users of the Third Party Systems generally or which are applicable to PFPC under the License Agreements.

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Attachment 1 to Exhibit 5 to Schedule C

Instructions to Financial Intermediary

(The following letter (or one in substantially similar form) shall be used by the Fund or PFPC to notify each Financial Intermediary that it is to send relevant data under the ISA to PFPC.)

To:	Financial Intermediary

RE:	Compliance with Securities and Exchange Commission Rule 22c-2 under the Investment Act of 1940, as Amended (the “Rule”)

This letter is being sent to you (the “Financial Intermediary”) pursuant to and subject to that certain Information Sharing Agreement that has been executed by and between us. This letter relates to and applies to the following Funds for which you are a Financial Intermediary:                              (the “Funds”). Please accept this letter as our authorization for the following:

1. Providing of Shareholder Data. Financial Intermediary shall provide PFPC Inc., agent of the Funds, such information and take such action, as may be required pursuant to the Rule (the “Shareholder Data”), so as to allow the Funds to comply with the Rule, for the continuing period starting from the date of this notice letter.

2. Form and Timing of Response. Financial Intermediary agrees to transmit electronically (without any cost or charge to the Funds or PFPC Inc.) the requested Shareholder Data to PFPC Inc. (or an entity further designated by PFPC Inc.).

3. Definitions. For purposes of this Letter Agreement:

A. The term “Funds” includes the fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

B. The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the Investment Company Act of 1940 that are held by the Financial Intermediary.

C. The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Financial Intermediary in nominee name. [This definition can be tailored to address the type of shares at issue, e.g., retirement plan products, insurance products, etc.]

Should you have any questions, please contact the undersigned at                              [Insert Phone Number].

Name and Title of Authorized Signature

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Exhibit 6 to Schedule C

AdvisorCentral Services

1. Definitions. The terms in quotation marks below shall have the meanings ascribed to them below for purposes of this Exhibit 6 to Schedule C only. Capitalized words used in this Exhibit 6 to Schedule C not defined in this Exhibit 6 to Schedule C shall have the meanings ascribed to them elsewhere in the Agreement:

1.1	“Account” means the account of a Shareholder in the Funds or any Portfolio.

1.2	“AdvisorCentral” means AdvisorCentral LLC, an affiliate of PFPC.

1.3 “AdvisorCentral Services” means the performance duties and obligations of PFPC provided for in this Exhibit 6 to Schedule C.

1.4 “Documentation” means the documentation materials maintained by AdvisorCentral which describe the functionalities of the Web Portal and provide instructions for the use of the Web Portal, as such documentation materials may be updated and modified from time to time by AdvisorCentral.

1.5 “Financial Intermediary” means any investment advisor, brokerage firm, financial planner or other entity that will be authorized by the Funds to act on behalf of a Shareholder to perform Inquiries, and, to the extent the Funds elect to participate in AdvisorCentral services permitting Transactions, initiate Transactions through the Web Portal.

1.6 “Inquiry” means any interaction with or action taken with respect to the Web Portal initiated by a Financial Intermediary which is not a Transaction.

1.7 “Portfolio” means any class, tier, series or portfolio of the Funds.

1.8 “Services” means those shareholder data and information aggregation services made available by AdvisorCentral from time to time to Financial Intermediaries through the Web Portal, as such may be updated, revised or amended in AdvisorCentral’s discretion from time to time, which the Funds elect to make available to Financial Intermediaries via the Web Portal.

1.9 “Shareholder” means the record owner of any number of shares of the Funds or any Portfolio.

1.10 “Shareholder Data” means information pertaining to a Shareholder and the Accounts in the Funds or any Portfolio, non-public personal information (as defined by Regulation S-P) in the possession of the Fund, and Transactions.

1.11 “Transaction” means any purchase, sale, redemption, distribution, exchange, transfer or other activity or change in status involving an Account or Account assets initiated by a Financial Intermediary.

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1.12 “Web Portal” means the collection of electronic documents, electronic files, content, text, graphics, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data files, technology, scripts and programs residing on any computer system(s) maintained by or for AdvisorCentral, accessible via the Internet at www.advisorcentral.com.

2. Authorization to Share Information. AdvisorCentral operates the Web Portal for use by Financial Intermediaries to access and manage the accounts of clients who are shareholders of investment companies or other collective investment vehicles. The Funds desire to participate in the Web Portal and authorize PFPC to provide Shareholder Data to AdvisorCentral for use in the Web Portal and to take all actions consistent with the Documentation for the Services and the Web Portal to facilitate the Funds’ participation in the Web Portal.

3. Duties of PFPC. PFPC shall (i) act reasonably in accordance with the Documentation to facilitate participation by the Funds in the Services and the Web Portal on an “as is” basis as made available by AdvisorCentral and shall permit the Funds to make all elections with respect to the Services which the Documentation provides for the Funds to make, (ii) provide the Funds at its standard rates and charges, to the extent requested by the Funds, with inquiry access to Shareholder Data in the Web Portal, and (iii) shall provide the Funds with Documentation or Internet access to Documentation related to inquiry access to the Web Portal and (a) provide the Funds with updates to such Documentation as they become available or (b) notify the Funds of updates to such Documentation and provide the Funds with Internet access to such updates.

4. Duties of the Funds. The Funds shall maintain, or cause their distributor to maintain, appropriate agreements with DTCC or NSCC, as may be appropriate, including without limitation, agreements with respect to FUND/Speed, and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of PFPC. In utilizing its inquiry access to the Web Portal, the Funds shall strictly comply with all Documentation with respect to which PFPC has complied with the terms of Section 3(iii) herein and any specifications contained in such Documentation. The Funds shall communicate with Financial Intermediaries and Shareholders to the extent such is reasonably required for the Services to be performed in accordance with the Documentation. The Funds’ use of inquiry access to the Web Portal shall be conducted in full compliance with any terms of use, restrictions, limitations and indemnities made applicable by AdvisorCentral generally to inquiry users of the Web Portal.

5. Linking. The Funds hereby grant to PFPC and AdvisorCentral a royalty-free, nonexclusive, nontransferable and revocable right and license to use the Funds’ hyperlink in connection with the Services. PFPC will obtain a grant by AdvisorCentral of a royalty-free, nonexclusive, nontransferable and revocable right and license to use AdvisorCentral’s hyperlink in connection with providing the Services. Each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks. All rights not expressly granted to a party under this Section 5 are retained by the party owning such rights. A party shall immediately cease using another party’s hyperlink immediately upon termination of the license granted by this Section 5.

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6. Trademarks. The Funds hereby grant to PFPC and AdvisorCentral a non-exclusive, limited license to use its trademarks, service marks and trade names in connection with the Services or performing this Agreement. PFPC will obtain a grant by AdvisorCentral of a non-exclusive, limited license to use its trademarks, service marks and trade names in connection with performing this Agreement. All use of trademarks shall be in accordance with the granting party’s reasonable policies regarding advertising and trademark usage as established from time to time. The Funds hereby grant PFPC and AdvisorCentral the right and license to display the Funds’ trademarks, service marks and trade names on the Web Portal and in advertising and marketing materials related to the Web Portal and the Services. The Funds shall retain all right, title and interest in and to their trademarks, service marks and trade names worldwide, including any goodwill associated therewith, subject to the limited license granted in this Section 6. Use of the trademarks hereunder by the grantee of the trademark license shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof.

7. Access and Display License. Subject to applicable privacy laws, the Funds hereby grant to PFPC and AdvisorCentral a worldwide, royalty-free, non-exclusive right and license to display through the Web Portal, and provide Financial Intermediaries access to, all portions of the Funds and Shareholder information relating to clients of such Financial Intermediaries, and data provided by PFPC to AdvisorCentral on behalf of the Funds for use on the Web Portal (“Provided Information”). Without limiting the generality of the foregoing, the license granted in this Section 7 shall include the right to (i) download and store, copy in on-line and off-line form, reformat, manipulate, and distribute, publish, transmit, and display the Provided Information via the Web Portal; and (ii) permit Financial Intermediaries to access and use the Provided Information. The Funds shall have sole responsibility for imposing any desired use restrictions on Financial Intermediaries.

8. AdvisorCentral Intellectual Property and Proprietary Rights. AdvisorCentral shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights associated with the Services or the Web Portal at any time or from time to time (“Intellectual Property”). The Funds acknowledge and agree that nothing contained in this Agreement transfers or assigns to the Funds any rights in or to any Intellectual Property. If AdvisorCentral provides the Funds with any computer software in connection with the Services or PFPC’s performance of this Agreement, Funds shall use said computer software solely for purposes of gaining inquiry access to the Web Portal, and shall not copy, decompile, reverse engineer or otherwise attempt to derive the source files thereto. The Funds agree that the Intellectual Property shall constitute Confidential Information of PFPC for all purposes of the Agreement.

9. AdvisorCentral Rights. AdvisorCentral is an intended third-party beneficiary of the provisions of this Exhibit 6 to Schedule C which specifically reference AdvisorCentral.

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Dated: June 1, 2008

Schedule D

PERFORMANCE STANDARDS

1.	Transaction Processing

Transaction Type Performance Standards

Transaction Type	Unacceptable – Penalty	Standard Performance	Exceptional – Award
1. New Accounts	<83.6%	83.6% - 95.4%	>95.5%
2. Financial	<97.2%	97.2% - 99.6%	>99.7%
3. Non-Financial	<91.7%	91.7% - 95.5%	>95.6%
4. Overall	<95.3%	95.3% - 97.7%	>97.8%

•

Performance will be measured by NQR based on a sample of approximately 266 account transactions each month and reported monthly. Transactions will be reviewed for accuracy and timeliness. All “exceptions” will be noted. A transaction with no “exceptions” will result in such transaction being deemed “acceptable.” The above table identifies the percentage of acceptable transactions from the sample pool during the applicable time period. Penalties or awards will be paid quarterly based on quarterly averages.

•	Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

•	Penalties will be waived for any quarter during which the overall transaction volume is increased by 30 percent or more versus the prior four-quarter average volume.

•	Awards will be waived for any quarter during which the overall transaction volume is decreased by 30 percent or more versus the prior four-quarter average volume.

•	Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

•	Measurement under the standards above will begin 7/1/07 and penalties and awards under this Schedule will begin in third quarter 2007.

•

Each of the four transaction processing categories will be measured separately. Transaction processing penalties or awards will be assessed for each category separately where the performance of an individual category falls in a penalty or award range.

2.	Telephone Service Quality

Performance Standard

PFPC telephone quality must be rated by NQR to fall within 2.48 to 2.80 for each quarter.

Measurement	Unacceptable – Penalty	Standard Performance	Exceptional – Award
1. Call Quality as Rated by NQR	Rating by NQR below 2.52	Rating by NQR of 2.52 to 2.78	Rating by NQR above 2.78
2. Call Answer Rate as Measured by PFPC Call Monitoring System	< 97%	97% - 98%	> 98%
3. Average Speed of Answer as Measured by PFPC Call Monitoring System	> 30 seconds	30 – 20 seconds	< 20 seconds

•

Performance will be measured by NQR each month and reported monthly. Call Quality will be evaluated by NQR based on its 27-point evaluation process, and shall include a review of approximately 40 calls per month. Call Answer Rates are based on the percentage of all calls during the period that are answered by the Transfer Agent and not abandoned. The Average Speed of Answer will be for all calls answered during the measurement period. Penalties or awards will be paid quarterly based on quarterly averages.

•	Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

•	Penalties will be waived for any quarter during which the overall call volume is increased by 30 percent or more versus the prior four-quarter average volume.

•	Awards will be waived for any quarter during which the overall call volume is decreased by 30 percent or more versus the prior four-quarter average volume.

•	Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

•	Measurement under the standards above will begin 7/1/07 and penalties and awards under this Schedule will begin in third quarter 2007.

•

Each of the three telephone service quality categories will be measured separately. Telephone service quality penalties or awards will be assessed for each category separately where the performance of an individual category falls in a penalty or award range.

3.	Maximum Penalties and Awards

	Quarterly Per Category	Quarterly Total	Annual Per Category	Annual Total
Transaction Processing
Unacceptable – Penalty	$31,250	$125k	$125k	$500k
Standard	$0	$0	$0	$0
Exceptional – Award	$12,500	$50k	$50k	$200k
Telephone Service Quality
Unacceptable – Penalty	$41,666.67	$125k	$166,666.67	$500k
Standard	$0	$0	$0	$0
Exceptional – Award	$16,666.67	$50k	$66,666.67	$200k

Additional penalties or awards will be assessed as follows where the performance of all seven measured transaction processing and telephone service categories falls in a penalty or award range.

	Quarterly	Annual
Additional Penalty/Award
All Categories Unacceptable – Penalty	$125k	$500k
Standard	$0	$0
All Categories Exceptional – Award	$50k	$200k

•

In the event that the Transfer Agent fails to meet the Standard Performance level in the “overall” transaction processing category in every quarter during any one-year period, the Transfer Agent shall pay 50% of the NQR-related fees for that year. In the event that the Transfer Agent fails to meet the Standard Performance level in at least two of the three telephone service quality categories in every quarter during any one-year period, the Transfer Agent shall pay 50% (an additional 50% if the Transfer Agent is already required to pay 50% under this paragraph) of the NQR-related fees for that year. Total annual NQR-related fees are estimated to be approximately $130,000.

•

In the event that the Transfer Agent meets or exceeds the Standard Performance level in the “overall” transaction processing category and in at least two of the three telephone service categories in every quarter during any one-year period, the Funds will reimburse the Transfer Agent for the NQR-related fees for that year.

Total potential Annual Penalties - $1.5 million + NQR fees

Total potential Annual Awards - $600k + NQR fees

4.	Service-Related Termination Guidelines

Subject to the opportunity to cure described below, the Funds may terminate this Agreement in the event that a “Performance Failure”:

•	Occurs in both transaction processing and telephone service quality in two consecutive quarters during any rolling four-quarter period.

-or-

•	Occurs in any single functional area in three consecutive quarters during any rolling four-quarter period.

In the event of a Performance Failure, the Transfer Agent will be given 60 days in which to bring the performance in any category causing a Performance Failure back up to the Standard Performance level. At the end of the 60-day period if such performance is still below the Standard Performance levels, the Funds may at their discretion, notify the Transfer Agent of their intent to terminate the Agreement.

Any quarter during which transaction or call volumes exceed the prior four-quarter average volumes by 30% or more will not be counted under these termination guidelines.

Definition of Performance Failure

•

“Performance Failure” in transaction processing means performance in the “overall” category that is below the Standard Performance level. “Performance Failure” in telephone service quality means performance in any two of the three measured categories that is below the Standard Performance level.

MUNDER SERIES TRUST MUNDER SERIES TRUST II		PFPC INC.

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Michael DeNofrio
Name:	Stephen J. Shenkenberg	Name:	Michael DeNofrio
Title:	VP, Secretary & CCO	Title:	Executive Vice President, Senior Managing Director

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